Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Fund Counsel, Independent Directors’ Counsel and Independent Registered Public Accounting Firm”, “Financial Information” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 82 to the Registration Statement (Form N-1A No. 033-66528) of Old Westbury Funds, Inc. We also consent to the incorporation by reference therein of our report dated December 28, 2020, on the Old Westbury Funds, Inc. (comprising Old Westbury All Cap Core Fund, Old Westbury All Cap ESG Fund, Old Westbury Small & Mid Cap Strategies Fund, Old Westbury Large Cap Strategies Fund, Old Westbury Credit Income Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund, Old Westbury California Municipal Bond Fund and Old Westbury New York Municipal Bond Fund) included in the Annual Report for the fiscal year ended October 31, 2020.

/s/ Ernst & Young LLP

New York, New York

February 26, 2021